ASSET PURCHASE AGREEMENT

This ASSET PURCHASE AGREEMENT (the "Agreement") is made effective as of this 13th day of January, 2004, by and among NEW MEDIUM ENTERPRISES, INC., a Nevada corporation ("NMEN" or "Buyer") with the principal office located at 1510 51 St., Brooklyn, NY 11219, and TriGM International S.A. a Nevis corporation ("TriGM" or "Seller") with the principal office located at TriGM Avenue Louise 285, 1050 Brusselles, Belgium .

RECITALS
A. Buyer desires to purchase from Seller the Purchased Assets only, on the following terms and conditions; and

B. Seller desires to sell to Buyer the Purchased Assets, on the following terms and conditions.


NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants, representations, warranties, conditions, and agreements hereinafter expressed, the Parties agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS

In addition to those capitalized terms defined throughout this Agreement, the following terms shall have the meanings ascribed to them here below:

1.1 "Closing" means the consummation of the transactions contemplated by this Agreement.

1.2 "Closing Date" means the within three (3) business days that this transaction is consented to by NMEN's shareholders.

1.3 "Effective Time" means the effective time of the Closing, which shall be as of 11:59 p.m. on the day preceding the Closing Date.

1.4 "Person" means any natural person, any corporation, partnership, limited liability company, limited liability partnership, joint venture, association, company, or other legal entity, and any Government.







                                   ARTICLE II.

                      PURCHASE AND SALE OF PURCHASED ASSETS

     2.1     Assets  to  be  Purchased.

(a) Subject to the terms and conditions hereof on the Closing Date, and as of the Effective Time, Seller shall sell to Buyer, free and clear of all liens, claims, restrictions or encumbrances of any kind, unless otherwise provided herein, all assets and property and associated rights and interests, real, personal, and mixed, tangible and intangible, of whatever kind, as detailed in Schedule A (the "Purchased Assets"):

2.2     Assumed  Liabilities.  NONE

2.3 Consideration. The consideration to be paid by Buyer to Seller shall be as follows:


1. Upon Closing, NMEN will expeditiously issue an aggregate of 27,792,999 shares issued to the named designees as follows: : (i) to the name of TriGM. 22,442,999 (twenty two million four hundred and forty two thousand nine hundred ninety nine) common shares of NMEN, (ii) to the name of P.T.Holdings GmbH 1,000,000 (one million) common shares of NMEN (iii) 2,350,000 (two million three hundred fifty thousand) common shares of NMEN to be held in Escrow with Yehudit Hirsch, and (iv) 2,000,000 (Two Million) common shares of NMEN to be held in escrow with Robert Rimberg as Escrow attorney for future allocation to scientists. 2. In addition to stock issuance as stated above, NMEN agrees to an additional $87,000 fee to be paid only after New Medium Enterprises, Inc. has raised and received additional cumulative funds of more than $500,000.00 net, and only provided that
(i) such funds are available for use by NMEN directly or through a subsidiary over which NMEN has the authority to direct payment; and (ii) such action(s) would not be in contravention of any existing agreements between NMEN and said subsidiary. In the event that a subsidiary raises said funds, NMEN will use its best efforts to cause the abovementioned fee to be paid.

2.4 Closing. The Closing shall take place at 12:00 p.m. on the Closing Date at the offices of Rimberg & Associates, P.C., 600 Third Avenue, New York, New York.

                                  ARTICLE III.
                    REPRESENTATIONS AND WARRANTIES OF SELLER
Seller hereby make the following representations and warranties, each of which is true and correct on the date hereof and each of which shall be true and correct on the Closing Date and shall survive the Closing Date and the transactions contemplated hereby.

 3.1 Corporate Existence and Power of Seller. Seller is a corporation duly incorporated, validly existing and in good standing under the laws of Nevis. Except as set forth on the attached Schedules, Seller has the corporate power and authority to own and use its assets and to transact the business in which it is engaged, holds all franchises, licenses and permits necessary and required therefore, is duly licensed or qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such license or qualification is required. Seller has the corporate power to enter into this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby.

3.2 Approval and Enforceability of Agreement. Subject to share holder approval, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized, approved and ratified by all necessary action on the part of Seller. Certified copies of all required resolutions, authorizations, consents, approvals and/or ratifications have been provided to Buyer and no such resolution, authorization, consent or approval has been altered, amended, rescinded, repealed or revoked. Seller has full authority to enter into and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby. Assuming the due execution and delivery hereof by Buyer, this Agreement is the legal, valid and binding obligation of Seller, enforceable against Seller according to its terms.-

3.3     Financial  Statements.  There  are  no  Financial Statements for Seller.

3.4  Events Subsequent to Formation. Since Seller's inception, there has been no
(a) material adverse changes affecting the Purchased Assets or in the results of financial operations of Seller or its business ("Material Adverse Change"), and no Material Adverse Change will arise as a result of the consummation of the transactions contemplated hereby to the Purchased Assets; (b) transaction entered into or carried out by Seller other than in the ordinary course of the Business; (c) borrowing or incurrence of any indebtedness, contingent or other, by or on behalf of Seller, that could affect the Purchased Assets, or any endorsement, assumption, or guarantee of payment or performance of any indebtedness or liability of any other Person or entity by Seller; and (d) commitment or agreement by Seller to do any of the foregoing items (b) or (c).

3.5 Undisclosed Liabilities. Seller does not have any liabilities whatsoever, known or unknown, asserted or unasserted, liquidated or unliquidated, accrued, absolute, contingent, or otherwise, that could affect the Purchased Assets and there is no basis for any claim against Seller for any such liability.

3.6 Taxes. All tax and information returns required to be filed by Seller on or prior to the Closing Date with respect to taxes imposed on or assessed to Seller have been or will be timely filed. All amounts shown on each of such returns have been paid or will be paid when due. There are no grounds for the assertion or assessment of any taxes against Seller, the Purchased Assets or the Business. The Purchased Assets are not encumbered by any liens arising out of any unpaid taxes and there are no grounds for the assertion or assessment of any liens against the Purchased Assets in respect of any taxes. The transactions contemplated by this Agreement will not give rise to (i) the creation of any liens against the Purchased Assets in respect of any taxes or (ii) the assertion of any additional taxes against the Purchased Assets. There is no action or proceeding or unresolved claim for assessment or collection, pending or threatened, by, or present or expected dispute with, any government authority for assessment or collection from Seller of any taxes of any nature affecting the Purchased Assets. There is no extension or waiver of the period for assertion of any taxes against Seller affecting the Purchased Assets or the Business. None of the Purchased Assets are subject to a tax indemnification agreement.

3.7 Intellectual Property. Schedule C contains a true, complete and accurate list of all the sold Intellectual Property.

3.8 Necessary Property and Transfer of Purchased Assets. Upon the Closing, good and marketable title to the Purchased Assets shall be vested in Buyer free and clear of all liens, claims and encumbrances.

3.9 No Breach of Law or Governing Documents. Seller has complied with and is not in default under or in breach or violation of any applicable law' of any government body, or the provisions of any franchise or license, or in default under or in breach or violation of any provision of its articles or certificate of incorporation or its bylaws. Neither the execution of this Agreement nor the Closing will constitute or result in any such default, breach or violation. No government permits or consents are necessary to effect the transactions contemplated hereby.


3. 10 Litigation and Arbitration. There is no suit, claim, action or proceeding now pending or, to the best knowledge of Seller, its officers and directors, threatened before any court, grand jury, administrative or regulatory body, government agency, arbitration or mediation panel or similar body, nor are there any grounds therefore, to which Seller, officers or directors is a party or which may result in any judgment, order, decree, liability, award or other determination which will, or could, individually or in the aggregate, result in a Material Adverse Change. No such judgment, order, decree or award has been entered against Seller nor has any such liability been incurred which has, or could have, such effect. There is no claim, action or proceeding now pending or threatened before any court, grand jury, administrative or regulatory body, government agency, arbitration or mediation panel or similar body which will, or could, prevent or hamper the consummation of the transactions contemplated by this Agreement, Seller, its officers and directors are not now nor have been threatened or subject to, and there are no grounds for, any suit, claim, litigation, proceeding (administrative, judicial, or in arbitration, mediation or alternative dispute resolution), government or grand jury investigation, or other action or order, writ, injunction, or decree of any court or other Government relating to personal injury, death, or property or economic damage arising from products of the Seller.

3.11 Books and Records. The books of account, stock record books and minute books and other corporate records of Seller are in all material respects complete and correct, have been maintained in accordance with good business practices and the matters contained therein are accurately reflected on the Financial Statements.

3.12 Disclosure. No representation or warranty of Seller herein and no statement, information or certificate furnished or to be furnished by or on behalf of Seller pursuant hereto or in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.

3.13 Solvency of Seller. Since its inception and through the Closing Date, TriGM International, SA has been and will be solvent. "Solvent" shall mean, for purposes of application of this provision, that: (i) the fair saleable value of Seller's property is in excess of the total amount of its debts; and (ii) Seller is able to pay its debts as they mature.

                                   ARTICLE IV.
                     REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby makes the following representations and warranties each of which is true and correct on the date hereof and each of which shall be true and correct on the Closing Date and shall survive the Closing Date and the sale contemplated hereby,

4.1 Corporate Existence of Buyer. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. Buyer has the corporate power and authority to own and use its properties and to transact the business in which it is engaged. As of the date hereof, NMEN is qualified to do business in New York. NMEN does not own any shares of capital stock or other interest in any corporation, partnership, association or other entity except as disclosed in prospectuses, registration statements and reports filed with the Securities and Exchange Commission (the "Commission") and publicly available on the Commission's EDGAR Filing System (collectively "SEC Documents").

4.2 Approval of Agreement. Subject to shareholder approval, this Agreement and the consummation of the transactions contemplated hereby have been duly authorized, approved and ratified by all necessary action on the part of Buyer. Certified copies of all required resolutions, authorizations, consents, approvals and/or ratifications have been provided to Seller and no such resolution, authorization, consent or approval has been altered, amended, rescinded, repealed or revoked. Buyer has full authority to enter into and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby. Assuming the due execution and delivery hereof by Seller, this Agreement is the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

4.3 No Breach of Articles or Indentures. The execution of this Agreement and the consummation of the transactions contemplated hereby has not and will not constitute or result in the breach of any of the provisions of, or constitute a default under, the operating agreement of Buyer, or any material indenture, evidence of indebtedness or other commitment to which Buyer is a party or by which it is bound, which breach of default would have a material adverse effect on the consummation of the transactions contemplated by this Agreement. Broker's Fees. Buyer has not retained any broker, finder or agent or agreed to pay any broker's fees, finder's fees or commissions with respect to the transactions contemplated by this Agreement.

Capitalization. The number of shares of Company Stock to be authorized for shareholder approval shall be 200,000,000 (currently 100,000,000), and the number of common shares outstanding is currently 19,541,444 and subject to shareholder approval shall be increased to 92,147,220. NME has not issued any shares of capital stock which could give rise to claims for violation of any federal or state securities laws (including any rules or regulations promulgated thereunder) or the securities laws of any other jurisdiction (including any rules or regulations promulgated thereunder)

Financial Statements. The SEC Documents contain the (i) audited balance sheets of NMEN as of June 30, 2003, June 30, 2002 June 30, 2001 and June 30, 2000 (including the notes thereto), and the related statements of operations, cash flows and shareholders' equity (deficit) for each of the years then ended, and
(ii) unaudited balance sheets of NMEN as of December 31, 2001 through September 30, 2003, (including any notes thereto), and the related statements of operations, cash flows and shareholders' equity (deficit) for each of the periods then ended (collectively, the "NME Financial Statements"). The NMEN Financial Statements fairly present the financial condition and the results of operations, changes in stockholders' equity and cash flows of NMEN at the respective dates of and for the periods referred to in the NME Financial Statements, which were prepared in conformity with GAAP, consistently applied.

Financial Statement Compliance. NMEN's Financial Statements have been prepared in accordance with Regulation S-X or S-B, as applicable, adopted under the 1934 Act, for the periods specified.

Absence of Certain Changes or Events. Except as disclosed in the SEC Documents, and except as expressly set forth in this Agreement, NME has not, since June 30, 2003

(i) issued, sold, granted or contracted to issue, sell or grant any of its stock, notes, bonds, other securities or any option to purchase any of the same;

4.9 Litigation and Arbitration. There is no suit, claim, action or proceeding now pending or, to the best knowledge of Buyer, its officers and directors, threatened before any court, grand jury, administrative or regulatory body, government agency, arbitration or mediation panel or similar body, nor are there any grounds therefore, to which Buyer, officers or directors is a party or which may result in any judgment, order, decree, liability, award or other determination which will, or could, individually or in the aggregate, result in a Material Adverse Change. No such judgment, order, decree or award has been entered against Buyer nor has any such liability been incurred which has, or could have, such effect. There is no claim, action or proceeding now pending or threatened before any court, grand jury, administrative or regulatory body, government agency, arbitration or mediation panel or similar body which will, or could, prevent or hamper the consummation of the transactions contemplated by this Agreement, Buyer, its officers and directors are not now nor have been threatened or subject to, and there are no grounds for, any suit, claim, litigation, proceeding (administrative, judicial, or in arbitration, mediation or alternative dispute resolution), government or grand jury investigation, or other action or order, writ, injunction, or decree of any court or other Government relating to personal injury, death, or property or economic damage arising from products of the Buyer.


4.10 Events Subsequent to June 30, 2003. The buyer represents that since June 30, 2003, there has been no material adverse changes in its all matters represented above in provisions 4.1-4.9 ("Material Adverse Change"), and no Material Adverse Change will arise as a result of the consummation of the transactions contemplated hereby. This provision will survive closing.


                                   ARTICLE V.
                                     CLOSING

5.1 Deliveries by Seller. On the Closing Date, Seller shall deliver or cause to be delivered the following to Buyer:

(a) Bill of Sale. Seller shall deliver a Bill of Sale in form and substance as attached hereto as Schedule D, and any other necessary or appropriate documents conveying to Buyer good and marketable title to the Purchased Assets; and 5.2 Deliveries by Buyer On the Closing Date, Buyer shall deliver, or cause to be delivered to Seller: (a) Payment of Purchase Price. Seller shall receive from Buyer the Purchase Price.


                                   ARTICLE VI.
                                 INDEMNIFICATION

6.1 Indemnification of Seller. Seller hereby agrees to indemnify and hold Buyer, its shareholders, directors, officers, employees, Affiliates, successors, assigns and agents of each of them (collectively, the "Indemnified Parties") harmless from, against and in respect of, and waives any claim for contribution or indemnity with respect to, any and all claims, losses, damages, liabilities, expenses or costs ("Losses"), plus reasonable attorneys' fees and expenses incurred in connection with Losses and/or enforcement of this Agreement, plus interest from the date incurred through the date of payment at the prime lending rate as published in the Wall Street Journal from time to time prevailing (in all, "Indemnified Losses") incurred or to be incurred by any of them to the extent resulting from or arising out of, or alleged to result from or arise out of, any breach or violation of the representations, warranties, covenants or agreements of Buyer contained in this Agreement, or in any exhibit, statement, schedule, certificate, instrument or document delivered pursuant hereto.

6.2 Indemnification of Buyer. Buyer hereby agrees to indemnify and hold Seller, its shareholders, directors, officers, employees, Affiliates, successors, assigns and agents of each of them (collectively, the "Indemnified Parties") harmless from, against and in respect of, and waives any claim for contribution or indemnity with respect to, any and all claims, losses, damages, liabilities, expenses or costs ("Losses"), plus reasonable attorneys' fees and expenses incurred in connection with Losses and/or enforcement of this Agreement, plus interest from the date incurred through the date of payment at the prime lending rate as published in the Wall Street Journal from time to time prevailing (in all, "Indemnified Losses") incurred or to be incurred by any of them to the extent resulting from or arising out of, or alleged to result from or arise out of, any breach or violation of the representations, warranties, covenants or agreements of Buyer contained in this Agreement, or in any exhibit, statement, schedule, certificate, instrument or document delivered pursuant hereto.

6.3 Participation in Litigation. In the event any suit or other proceeding is initiated against an Indemnified Party with respect to which one party (the "Claiming Party")alleges that the other party is or may be obligated to provide indemnification (the "Indemnifying Party") hereunder, such Indemnifying party shall be entitled to participate in such suit or proceeding, at its expense and by counsel of its choosing, provided that (a) such counsel is reasonably satisfactory to the Claiming Party, and (b) the Claiming Party shall retain primary control over such suit or proceeding. Such counsel shall be afforded access to all information pertinent to the suit or proceeding in question. The Claiming Party shall not settle or otherwise compromise any such suit or proceeding without the prior consent of the Indemnifying Party, which consent shall not be unreasonably withheld, if the effect of such settlement or compromise would be to impose liability on the Indemnifying Party, hereunder.

6.4 Claims Procedure. In the event from time to time a Claiming Party believes that it or any other Indemnified Party has or will suffer any Losses for which the Indemnifying Party is obligated to indemnify it hereunder, it shall promptly notify the Indemnifying Party in writing of the matter, specifying therein the reason why the Claiming Party believes that the Indemnifying Party is or will be obligated to indemnify, the amount, if liquidated, to be indemnified, and the basis on which the Claiming Party has calculated such amount; if not yet liquidated, the notice shall so state; provided, however, that the right of a person to be indemnified hereunder shall not be adversely affected by a failure to give such notice unless, and then only to the extent that, an Indemnifying Party is prejudiced thereby. The Indemnifying Party shall pay any amount to be indemnified hereunder not more than five days after receipt of notice from the Claiming Party of the liquidated amount to be indemnified.

                                  ARTICLE VII.
                               DISPUTE RESOLUTION

7.1 Scope; Initiation. Resolution of any and all disputes arising from or in connection with this Agreement, whether based on contract, tort, statute or otherwise, including, disputes over arbitrability or disputes in connection with claims by third persons ("Disputes") shall be exclusively governed by and settled in accordance with the provisions of this Article VII provided, that the foregoing shall not preclude equitable or other judicial relief to enforce the provisions hereof or to preserve the status quo pending resolution of Disputes hereunder; and provided further that resolution of Disputes with respect to claims by third persons shall be deferred until any judicial proceedings with respect thereto are concluded. Either Party to this Agreement may commence proceedings hereunder by delivery of written notice providing a reasonable description of the Dispute to the other, including a reference to this Article VII (the "Dispute Notice").


7.2 Arbitration. Arbitration shall be the sole and exclusive remedy for any dispute, claim, or controversy of any kind or nature arising out of, related to, or connected with this Agreement and the arbitration shall be governed by and conducted in accordance with the Arbitration Agreement attached hereto and incorporated herein by reference as Schedule E.

                                  ARTICLE VlX.
                                  MISCELLANEOUS
9.1 Assignment; Binding Agreement. Neither this Agreement nor any of Buyer's or Sellers rights or obligations hereunder may be assigned without the other Party's prior written consent. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and to their respective successors and permitted assigns Nothing in this Agreement, express or implied, is intended to confer upon any person other than the Parties and their respective successors and permitted assigns, any tights, remedies or obligations under or by reason of this Agreement.

9.2 Non-Disclosure of Information. Seller expressly covenants and agrees that it will not at any time, directly or indirectly, on any basis for any reason, use or permit third parties within their control or authority or under their supervision to use any trade secrets, confidential information or proprietary information of, or relating to, the Business ("Confidential Information"), other than in furtherance of the Business Confidential Information shall include, without limitation, data and other information relating to any of such party's processes, apparatus, products, software, packages, programs, trends in research, product development techniques or plans, research and development programs and plans or any works and all secrets, customer lists, lists of haulers and carters, lists of employees, sales representatives and their territories, mailing lists, details of consultant contracts, pricing policies, operational methods, marketing plans or strategies, business acquisition plans, new personnel acquisition plans, designs and design projects and other confidential business affairs concerning the Buyer and the Buyer's business Seller, Buyer or any Affiliate of Seller or Buyer, whether for its own account or otherwise, and will not divulge such Confidential Information to any Person other than in furtherance of this Business. Seller shall not be prohibited from divulging information deemed to be a trade secret or confidential or proprietary information of the Business; (i) if the specific item of information becomes generally available to the public without violation of this Agreement or any other confidentiality agreement among or between Buyer and Seller, or (ii) if such disclosure is compelled by law, in which event Seller agrees to give Buyer prior written notice of any disclosure to be made pursuant to this subsection
(ii), and Seller, at Buyer's expense, shall cooperate fully with Buyer to obtain protective orders, confidential treatment or other such protective action as may be available to preserve the confidentiality of the information required to be disclosed.

9.3 Remedies. Nothing contained herein is intended to or shall be construed to limit the remedies which either party may have against the other in the event of a breach of or default under this Agreement, it being intended that any remedies shall be cumulative and not exclusive.

9.4 Entire Agreement, Modification and Waiver. This Agreement, including the Schedules attached hereto and the documents delivered pursuant hereto, constitutes the entire agreement between the parties. No changes of, modifications of, or additions to this Agreement shall be valid unless the same shall be in writing and signed by all parties hereto. No action taken pursuant to this Agreement, including any investigation by or on behalf of any Party, shall be deemed to constitute a waiver by the Party taking the action of compliance by the other Party with any representation, warranty, covenant or agreement contained herein or in any document delivered pursuant hereto. The waiver by any party hereto of any condition or of a breach of another provision hereof shall not operate or be construed as a waiver of any other condition or subsequent breach. The waiver by any party of any of the conditions precedent to its obligations under this Agreement shall not preclude it for seeking redress for breach of this Agreement other than with respect to the condition so waived.

9.5 Severability. If any provision of this Agreement shall be determined to be contrary to law and unenforceable by any court of law, the remaining provisions shall be severable and enforceable in accordance with their terms,

 9.6 Counterparts. This Agreement may be executed in one or more identical counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

9.7 Headings Interpretation. The table of contents and article and section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of the Agreement. Both parties have participated substantially in the negotiation and drafting of this Agreement and each party hereby disclaims any defense or assertion in any litigation or arbitration that any ambiguity herein should be construed against the draftsman.

9.8 Governing Law. This Agreement shall be construed and interpreted according to the Laws of the State of New York, without regard to its principles of conflicts of laws. Any proceeding brought by the parties to this Agreement shall be brought in the Courts of the State of New York.

9.9 Payment of Taxes, Fees and Expenses. Each party hereto shall pay all fees and expenses of such party's respective counsel, accountants and other experts and all other expenses incurred by such party incident to the negotiation, preparation and execution of this Agreement and the consummation of the transaction contemplated hereby, including any finder's or brokerage fees. Seller shall be solely liable for any and all taxes imposed on Seller as a result of the transactions or otherwise arising from this Agreement .

9.10 Notices. Any notice, demand or communication required, permitted or desired to be given hereunder shall be in writing and shall be deemed effectively given when personally delivered, delivered by facsimile or other electronic means (including telecopy and telex) or overnight courier, or five (5) days after being deposited in the United States mail, postage prepaid, certified or registered, return receipt required. All notices shall be addressed as follows:
If  to  Buyer:

New  Medium  Enterprises,  Inc.
1510  51st  Street
Brooklyn,  New  York  11219


with  a  copy  to:

Goldberg,  Rimberg  &  Friedlander  PLLC.
600  Third  Avenue
New  York,  NY  10016
Fax:     (212)  953-7755
Phone:     (212)  697-3250



If  to  Seller:

TriGM  Avenue  Louise  285,  1050  Brusselles,  Belgium  .

Any such notice shall be effective upon: (i) receipt if delivered by facsimile transmission or overnight or other courier service, or (ii) if mailed, five (5) days after deposit with the U.S. Postal Service or the date of delivery as shown on the return receipt therefore. Either Party may change the address to which notices are to be addressed by giving the other Party notice in the manner herein set forth.

9.11 Further Acts. Buyer and Seller shall, without further consideration, execute and deliver such further instruments and documents and do such other acts and things as the other may reasonably request in order to confirm the transactions contemplated by this Agreement. Without limiting the foregoing, Seller shall deliver to Buyer any and all checks, drafts or other forms of payment received in respect of any of the Accounts Receivable acquired by Buyer pursuant to the terms of this Agreement and any of the Accounts Receivable subsequent to the Closing Date derived from the operations of the Business after the Effective Time.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, as of the day and year first above written.

BUYER

                           NEW MEDIUMENTERPRISES, INC.


                              By-______________________________



                                     SELLER:
TriGm.

                              By-______________________________




                               TABLE OF SCHEDULES

SCHEDULE  A          Purchased  Assets

SCHEDULE  B     INTENTIONALLY  OMITTED

SCHEDULE  C     Intellectual  property

SCHEDULE  D     Bill  of  Sale

SCHEDULE  E     Arbitration  Agreement


           INTELLECTUAL PROPERTIES OF RMD OWNED BY TriGM INTERNATIONAL

                                 Schedule A & C


1. Low Shrinkage Polymers for Manufacturing of Quasi-Reflective Multilayer Information Carriers, in preparation.

Manufacturing of the multilayer RMD by photopolymeric technology requires low-shrinkage photopolymer possessing needed resolution. Photopolymeric compound with such properties consists of acrylate oligomers with proprietary additives for better resolution and implementation of no shrinkage requirements. Proprietary amino compounds are used for improving resolution. Spiro compounds are used for achieving low shrinkage.



2. Optimization of Information Pits Geometry for Quasi-Reflective Multilayer Information Carriers, in preparation.

To achieve good quality eye-patterns it is necessary to optimize the geometric sizes and shapes of pits as well as the laser beam waist of a reading laser. Ratio between width and length of pits and parameters of the reading laser beam in a drive are optimized for maintaining the eye-pattern asymmetry within standard.

3.  18  GB  Multilayer  Information Carrier and Method of Manufacturing Thereof.

The method of producing of a 4-layer quasi-reflective disc with capacity of over 18 GB for HDTV is described. The distance between layers inside disc is 10-40 mkm. The specific technology of step-by-step disc assembly for each operational stage is described. Disc is produced by consecutive gluing of sublayers using photopolymeric technology based on low-shrinkage polymeric compound. Step-by-step operational control procedure is described. Specific methods of a layer treatment to provide auto focusing and autotracking drive functions in multilayer environment are described.


4. Method of creating and optimization of thin film Quasi-Reflective coatings for multilayer information carrying structure of Quasi-Reflective discs and reading device for it, in preparation.


The method of formation and optimization according to readout parameters of thin films quasi reflective coatings for creation of multilayer information structure and the device for reading such a data storage carrier are characterized in that parameters of metallized information layer such as reflection coefficient, phase pit depths, pit forms and shapes as well as phase delay of metallic coating itself are selected in a special combination leading to the following redistribution of diffraction orders from the information layer: a) high frequency modulation of central beam aperture is absent ; b) high frequency modulation is formed by push-pull differential method; c) incidental modulation from neighbor layers is completely absent; d) signals of focusing and tracking are formed by using high frequency push-pull differential method and are not affected by disturbance caused by neighbor layers.


5. Optical pick-up head for multiplayer Quasi-Reflective media and precise adaptive tracking and focusing sensors for it, in preparation.

Optical pick-up head for multilayer quasi reflective carriers and the signal detection device for high-precision adaptive servo-systems of focus and track are distinguished from the regular ones in that because of special formation of reading beam and diagram of radiation beyond an objective the influence of spherical aberration is decreased with substrate thickness changing. The formation method of high frequency push-pull differential signals of focus and track sensors which eliminates completely the influence on neighbor layer signals is also proposed.



6. Method of decreasing of interference and diffraction effects arising during multi layer Quasi-Reflective discs and optical pick-up head utilize this method, in preparation.

The method for decreasing of interference and diffraction effects in multilayer quasi reflection carriers and the optical pick-up head designed according to this method are distinguished in that a special method of high frequency laser modulation with more than 100% modulation coefficient. The result is decreasing of coherent length of laser radiation. Consequently the interference noises from information layers are decreasing is used. The construction of optical pick-up head with super-luminescent diodes is suggested. This device provides reliable reading of multilayer discs and no interference noises.


7. Method for creating of high density information carrying layers of multilayer Quasi-Reflective discs and device for its reading, in preparation.

The method of producing of high density information layers in multilayer quasi reflective discs and the device for reading such discs are distinguished in that each quasi reflective layer is covered with an additional mask layer doped by thermo-brightening sensitive dye which forms under definite conditions tightly focused light zone with diameter 1.5-2.5 times less than diffraction limited waist. This gives the possibility of capacity increasing by a factor 2-4 with respect to traditional data carriers.